UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 30, 2005

ESCALA GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11988	22-2365834
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

623 Fifth Avenue New York, New York 10022 (Address of Principal Executive Offices) (Zip Code)

(212) 421-9400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Through a series of transactions, the Company’s credit facility (the “Credit Facility”) for its trading operations will shortly be increased from $50,000,000 to a total of $62,500,000. The facility provides credit to the Company’s subsidiary, A-Mark Precious Metals, Inc. (“A-Mark”). Under the facility, four lending institutions provide credit to A-Mark on an individual basis, but participate jointly through a Collateral Agency Agreement, which is administered by Brown Brothers Harriman & Co., as collateral agent. Amounts outstanding under the Credit Facility bear interest based on London Interbank Offered Rate ("LIBOR") plus a margin. Borrowings are secured by A-Mark’s receivables and inventories and are repayable on demand. A-Mark has executed documents with two of the lending institutions increasing the line to a total of $60,000,000, and has received approval from one other institution for an additional $2,500,000. The documents reflecting the increase in the amount of the credit line did not effect a material change in any of the other terms and conditions of the Credit Facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESCALA GROUP, INC.

Date: January 6, 2006	By:	/s/ Larry Crawford
Larry Crawford
Title: Chief Financial Officer